Exhibit 99.1

Nov. 4, 2010

GenMark Reports Third Quarter Results

Reagent Revenues Increase 164% over Prior Year

System Placements Increase by Thirteen to Thirty-Three Year-to-Date

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK) today reported revenues of $667,000 for the quarter ending September 30, 2010, a 162% increase over third quarter 2009. Net loss for the third quarter was $4.9 million, or $0.42 per share, compared to a net loss of $5.7 million and $1.13 per share for the same period last year.

Reagent test revenues of $581,000 were 164% higher than the third quarter of 2009, while instrument and other product revenues were $72,000 compared to zero for the comparable prior year period. Gross margin loss increased 10% to $554,000 for the current quarter compared to the $506,000 gross margin loss for 2009, driven by planned duplicate costs as we transition our manufacturing to our new facility in Carlsbad, California. Investment in R&D increased $106,000, up 7% over the prior year quarter and investment in commercial activities, primarily related to sales force expansion, increased $516,000 or 87% over the prior year quarter. General and administrative expense declined $1.4 million to $1.6 million for the third quarter of 2010 compared to $3.0 million for the third quarter of 2009, primarily due to lower severance and stock based compensation charges in the current period.

“Our third quarter results displayed continued strong growth in reagent test revenues and placements of our XT-8 system,” commented Chris Gleeson, Chairman and CEO. “In addition, our product development activities ramped up as our R&D teams moved key new menu programs forward that will drive revenue in 2011 and beyond and continue our progress toward profitability,” he added.

The company also reported that it was approved to receive over $1.6 million under the Therapeutic Discovery Grant program.

YEAR TO DATE 2010

Net sales for the nine months ended September 30, 2010 grew to $1.7 million, a 148% increase over the same period in 2009. Reagents test revenues grew 105% year over year while gross margin loss improved significantly from a loss of $2.2 million during 2009 to a loss of $934,000 during the 2010 period. R&D spending increased by 10% and investment in sales force and other commercial activities increased 78%.

INVESTOR CONFERENCE CALL

GenMark will hold a conference call to discuss third quarter 2010 results and the outlook for the full year at 4:30PM EDT today. The conference call and webcast can be accessed live through the company’s website under the Investor Relations section. To listen to the conference call, please dial 877-312-5847 (US/Canada) or 253-237-1154 (International) and use the conference ID number “18654547” approximately five minutes prior to the start time.

ABOUT GENMARK

GenMark, a provider of automated, multiplex molecular diagnostic testing systems, detects and measures DNA and RNA targets to diagnose disease and to optimize the treatment of patients and is focused on developing and commercializing its eSensor detection technology. GenMark’s XT-8 System is designed to support a broad range of molecular diagnostic tests with a compact and easy-to-use workstation and self-contained, disposable test cartridges. GenMark has developed five diagnostic tests for use with the XT-8 System, including its Cystic Fibrosis Genotyping Test, Warfarin Sensitivity Test and Thrombophilia Risk Test which have received clearance from the Food and Drug Administration.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding continued growth in sales of our diagnostic tests, the expansion of our diagnostic test menu, and the continued development of our technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection intellectual property rights, regulatory uncertainties regarding approval or clearance for our products, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Financial Statements

Please refer to the Company’s SEC filings for more information.

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of September 30, 2010	As of December 31, 2009
Current assets
Cash and cash equivalents	$24,144,135	$16,482,818
Accounts receivable	532,377	169,842
Inventories	740,263	136,967
Other current assets	491,886	992,181

Total current assets	25,908,661	17,781,808
Property and equipment-net	2,318,948	1,381,618
Intangible assets-net of accumulated amortization	86,415	170,051
Other long-term assets	55,355

Total assets	$28,369,379	$19,333,477

Current liabilities
Accounts payable	$1,141,191	$1,504,905
Accrued compensation	1,339,814	822,388
Other current liabilities	1,295,713	886,032

Total current liabilities	3,776,718	3,213,325

Long-term liabilities
Other non-current liabilities	472,818	795,334

Total liabilities	4,249,536	4,008,659

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS—(Continued)

(Unaudited)

	As of September 30, 2010	As of December 31, 2009
Stockholders’ equity
Ordinary shares, £0.23 ($0.3634 as of December 31, 2009) par value; -0- and 7,101,928 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	—	2,573,857
Deferred shares, £0.0099 ($0.01709 as of December 31, 2009) par value; -0- and 689,478,300 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	—	11,780,709
Common stock, $.0001 par value; 100,000,000 authorized; 11,723,512 and -0- issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	1,172
Preferred stock, $0.0001 par value; 5,000,000 authorized, none issued	—
Additional paid-in capital	165,561,829	127,475,450
Accumulated deficit	(140,993,201)	(126,089,889)
Accumulated other comprehensive loss	(449,957)	(415,309)

Total stockholders’ equity	24,119,843	15,324,818

Total liabilities and stockholders’ equity	$28,369,379	$19,333,477

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Product Revenue	653,035	220,138	1,575,496	629,117
License and other revenue	14,375	35,000	141,890	62,889

Total revenue	667,410	255,138	1,717,386	692,006
Cost of sales	1,221,620	761,109	2,651,301	2,867,951

Gross loss	(554,210)	(505,971)	(933,915)	(2,175,945)

Operating expenses
Sales and marketing	1,109,132	593,477	3,371,089	1,888,891
Research and development	1,668,956	1,562,513	4,846,706	4,425,428
General and administrative	1,591,835	2,986,412	5,761,371	6,049,746

Total operating expenses	4,369,923	5,142,402	13,979,166	12,364,065

Loss from operations	(4,924,133)	(5,648,373)	(14,913,081)	(14,540,010)

Other income
Foreign exchange (loss) gain		7,395	(1,110)	131,965
Interest income	7,102	5,601	15,928	31,897

Total other income	7,102	12,996	14,818	163,862

Loss before income taxes	(4,917,031)	(5,635,377)	(14,898,263)	(14,376,148)
(Provision) benefit for income taxes	—	(17,896)	(5,049)	41,193

Net loss	$(4,917,031)	$(5,653,273)	$(14,903,312)	$(14,334,955)

Net loss per share, basic and diluted	$(0.42)	$(1.13)	$(1.63)	$(3.34)
Weighted average number of shares outstanding	11,723,512	5,015,837	9,142,328	4,285,527
Condensed Consolidated statements of comprehensive loss three and nine months ended September 30, 2010 and 2009
Net loss	$(4,917,031)	$(5,653,273)	$(14,903,312)	$(14,334,955)
Foreign currency translation adjustment	—	283,135	(34,647)	(247,538)

Comprehensive loss	$(4,917,031)	$(5,370,138)	$(14,937,959)	$(14,582,493)

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(14,903,312)	$(14,334,955)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	724,630	1,168,663
Loss from disposal of property and equipment	—	(10,000)
Impairment losses	—	549,148
Share-based compensation	1,119,188	985,541
Changes in operating assets and liabilities:
Trade accounts receivable	(362,535)	20,294
Inventories	(525,854)	614,189
Other current assets	182,515	363,317
Accounts payable	(446,024)	(1,203,294)
Accrued compensation	517,426	8,589
Accrued and other liabilities	103,740	(616,754)

Net cash used in operating activities	(13,590,226)	(12,455,262)

Investing activities:
Proceeds from the sale of property and equipment and intangible assets		10,000
Purchases of property and equipment	(1,397,628)	(645,137)

Net cash used in investing activities	(1,397,628)	(635,137)

Financing activities:
Proceeds from issuance of ordinary shares and common stock	27,600,000	8,459,998
Costs incurred in conjunction with initial public offering	(4,908,627)
Proceeds from stock option exercises	4,734	—

Net cash provided by financing activities	22,696,107	8,459,998

Net increase in cash and cash equivalents	7,708,253	(4,630,401)
Cash and cash equivalents at beginning of period	16,482,818	8,822,458
Effect of foreign exchange rate changes	(46,936)	(133,054)

Cash and cash equivalents at end of period	$24,144,135	$4,059,003

Supplemental cash flow disclosures:
Cash (paid) received for income taxes	$(5,049)	$184,259
Cash received for interest	$13,518	$31,897

Noncash investing and financing activities:
Reclassification of deposits on systems in other current assets, and inventory to property and equipment in 2010 and 2009, respectively	288,962	256,909
IPO Costs incurred but not paid	82,310
Transfer of systems from property and equipment into inventory	77,442

Contacts

GenMark Diagnostics, Inc.

Steven Kemper

Chief Financial Officer and Treasurer

760-448-4303

Source: GenMark Diagnostics, Inc.